Exhibit 99.2

Gryphon Gold Confirms Higher Gold Grades in Critical Data Drilling

VANCOUVER, BRITISH COLUMBIA, December 30, 2010 - Gryphon Gold Corporation (TSX:GGN; OTCBB:GYPH) is pleased to announce that it has received the gold and silver assays from the 2010 reverse circulation drilling program for the Freedom Flats Heap at the Borealis Mine Site. This drilling was designed to confirm the critical data included in the September 17, 2009 "NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project located in Mineral County, which estimated that the Freedom Flats Heap Indicated Resource was 1.028 million tons of 0.026 opt Au (0.89 gms/tonne Au) and 0.24 opt Ag (8.2 gms/tonne); these estimates were converted to Proven and Probable Reserves (http://www.gryphongold.com/main/files/files/Borealis_43-101report_090917.pdf ). Based on the assays from the 2010 drilling program, the average gold grade reported from the drill holes was 0.036 opt (1.24 gms/tonne). Gryphon believes that the completion of this critical stage keeps the project timeline intact and on schedule, subject to adequate financing, with final metallurgical recovery data due in early January.

In Gryphon’s October 21, 2010 press release entitled “Gryphon Gold Road To Production”, http://www.gryphongold.com/main/newsreleases/307 , Gryphon stated “the focus of this strategic direction will be to finalize certain critical data pertaining to the Freedom Flats Re-Leach and secure the financing for a scaled down version of the start-up of mining operation.” Gryphon believes that development of the Freedom Flats Heap is instrumental to the staged approach for development of the Borealis Heap Leach Project.

"The potential 38% increase in the gold grade of the Freedom Flats Heap could increase in the Phase One revenue above the estimates contained in our "Road to Production" http://www.gryphongold.com/main/files/files/20101203_R2P.pdf ," said Gryphon Gold President, John Key. “We believe this development will greatly assist potential financing plans and maintain the groundbreaking timeline as well.”

Key went on to say that, "Phase One could possibly generate enough extraordinary revenue during the first four to six months of actual production to potentially accelerate our Phase Two production plan."

The drilling program primarily tested the Freedom Flats Heap followed by a limited drilling program on the adjacent Releach stockpile. A total of 28 new reverse circulation holes were drilled in this program. The grid spacing between all drill holes was approximately 100 feet with the older holes being used to fill in the grid pattern. Five foot samples were collected and a total of 1630 feet was drilled. Samples were taken to Florin Analytical Services for fire assay gold and silver, cyanide soluble gold, ICP analysis for toxic metals and sulphide sulphur.

The gold assay results of the Freedom Flats Heap portion of the drilling program are presented in the table below. Taking the older holes with the new holes, the overall average gold grade of the stockpile was determined to be 0.036 opt Au (1.24 gms/tonne), which is considerably higher than the previously reported 0.026 opt Au. The average silver assay for the same holes returned an overall average of 0.35 opt Ag (12 gms/tonne) up from the previously reported 0.24 opt Ag (8.2 gms/tonne). Close examination of each hole’s assays and their position on the pad found that the material falls into distinct grade clusters supported by multiple holes. It was also found that the gold grades reported for the older holes closely matched their nearby neighboring holes, which further gave confidence that the newer and older assay data is valid and therefore, supports a conclusion that the drilling program has validated the conclusions from the April 28, 2008 Canadian NI 43-101 Technical Report on Mineral Resources of the Borealis Gold Project.

Freedom Flats Stockpile Drilling Summary

		Depth		Depth
Recent	Hole #	(m)	Au gm/t	(Ft)	Au opt
Drilling
	BOR 203	9.1	1.51	30	0.044
	BOR 204	13.7	1.40	45	0.041
	BOR 206	12.2	1.27	40	0.037
	BOR 207	13.7	1.30	45	0.038
	BOR 208	13.7	1.30	45	0.038
	BOR 209	15.2	1.33	50	0.039
	BOR 210	15.2	1.00	50	0.029
	BOR 211	15.2	1.44	50	0.042
	BOR 212	15.2	2.70	50	0.079
	BOR 213	16.8	1.00	55	0.029
	BOR 214	16.8	0.89	55	0.026
	BOR 215	18.3	1.47	60	0.043
	BOR 216	18.3	1.20	60	0.035
	BOR 218	18.3	1.30	60	0.038
	BOR 219	18.3	1.85	60	0.054
	BOR 220	18.3	1.40	60	0.041
	BOR 221	18.3	1.16	60	0.034
	BOR 223	18.3	1.30	60	0.038
	BOR 224	18.3	1.13	60	0.033
	BOR 225	18.3	1.23	60	0.036
	BOR 226	18.3	1.78	60	0.052
	BOR 227	19.8	1.44	65	0.042
	BOR 228	21.3	1.00	70	0.029

Older
Drilling
	BOR 11	18.3	1.03	60	0.030
	BOR 13	15.2	0.79	50	0.023
	H 1	18.3	0.92	60	0.027
H 2	16.8	0.79	55	0.023
H 3	15.2	1.03	50	0.030
H 4	22.9	0.75	75	0.022
H 9	24.4	0.79	80	0.023
H 10	21.3	1.13	70	0.033
H 11	15.2	0.89	50	0.026
Average Gold Grade		1.24		0.036

The length of the intercepts may not represent true width/thickness.

The Releach Pad data validation is not an objective in our current mining plan. However, Gryphon took the opportunity to drill five additional holes to the seven that were previously drilled as backup data verification to the Freedom Flats drilling. As with Freedom Flats, these five holes confirmed and validated the conclusions from the April 28, 2008 Canadian NI 43-101 Technical Report on Mineral Resources of the Borealis Gold Project, which reported that the Releach stockpile held 1.328 million tons with an average grade of 0.019 opt Au (0.65 gms/tonne Au) and 0.05 opt Ag (1.7 gms/tonne). The table below reports the new holes along with the older holes. The overall average of the gold assays returned from all holes is 0.02 opt Au (0.67 gms/tonne) and silver reported at 0.28 opt Ag (9.6 gms/tonne).

Releach Stockpile Drilling Summary

				Depth
Recent	Hole #	Depth (m)	Au gm/t	(Ft)	Au opt
Drilling
	BOR 229	21.3	0.79	70	0.023
	BOR 230	21.3	0.79	70	0.023
	BOR 231	21.3	0.68	70	0.020
	BOR 232	25.9	0.72	85	0.021
	BOR 233	25.9	0.62	85	0.018

Older
Drilling
	BOR 16	22.9	0.68	75	0.020
	BOR 17	22.9	0.58	75	0.017
	H 5	24.4	0.68	80	0.020
	H 6	24.4	0.48	80	0.014
	H 7	22.9	0.68	75	0.020
	H 8	21.3	0.68	70	0.020
	Average Gold Grade		0.67		0.020

The length of the intercepts may not represent true width/thickness.

For further information please contact:

John L. Key, CEO and President
1-775-883-1456 jkey@grypyhongold.com

Lisanna Lewis, VP, Treasurer
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.

The Borealis Property is described in a technical report dated September 17, 2009 and titled “NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project located in Mineral County, Nevada, U.S.A.” This report is prepared in accordance with NI 43-101 filed on www.sedar.com. This technical report describes the exploration history, geology, and gold resources at the Borealis Property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters, and methods used to estimate the mineral resources are included in the technical reports. The technical report also includes a description of environmental and permitting matters.

The technical information in this press release was approved by Mr. Steven Craig, VP of Exploration of Gryphon Gold Corporation, and is a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators. Mr Craig has supervised the preparation of the data contained in this press release.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) reserve and resource estimates on the Borealis project, exploration plans and other plans, projections, estimates and expectations; 2) statements regarding the Freedom Flats re-leach program and confirmation of the grade of the 1.8 million tons of the stockpiles; 3) statements with respect to the expected timeline and capital requirements; 4) statements related to permitting status and approval requirements; 5) projected cash flow from production, if any; 6) ability to obtain financing on acceptable terms, and; 7) other statements related to plans, estimates, timing and objectives. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that reserves and resource estimates may not result in commercially viable gold production, the risk that further exploration, and if warranted, development will not be completed as currently anticipated or at all, that financing for the development of the Borealis Project and regulatory approval of any financing may not be available on terms satisfactory to Gryphon and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in Gryphon’s annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” and in Gryphon’s most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on Gryphon’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.